Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2005, appearing in the Annual Report on Form 11-K of the Labor Ready, Inc. 401(k) Plan for the year ended December 31, 2004.

/s/ Lemaster & Daniels PLLC

Spokane, Washington
December 22, 2005